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                                    Exhibit 23










                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
KEMET Corporation:

We consent to incorporation by reference in the Registration Statement (No. 33-60092) on Form S-8 of KEMET Corporation of our report dated July 31, 1998, relating to the statements of net assets available for benefits of the KEMET Employees' Savings Plan at March 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years then ended, as well as the related financial statement schedules, which report appears in the March 31, 1998 annual report on Form 11-K of the KEMET Employees Savings Plan.


                                       /S/ KPMG Peat Marwick LLP
Greenville, South Carolina             KPMG Peat Marwick LLP
                                       September 25, 1998